Exhibit 99.1

FOR IMMEDIATE RELASE

Contact:

James Mead

Chief Financial Officer

-or-

Heidi Gillette

Director, Investor Relations

212.594.2700

SL Green Realty Corp. Announces New

$1.5 Billion Unsecured Line of Credit

***

New York, NY, November 14, 2011 — SL Green Realty Corp. (NYSE:SLG) today announced that it has closed on a new $1.5 billion unsecured revolving credit facility, which refinances the Company’s previous $1.5 billion unsecured revolving credit facility that was set to mature in June 2012.  The new investment grade facility currently bears interest at 150 basis points over LIBOR, which is based on the unsecured bond rating of Reckson Operating Partnership, L.P.  The facility matures in November 2016, inclusive of the Company’s one-year as of right extension option, and features a more flexible structure and covenant package.

The facility was arranged by Wells Fargo Securities, LLC; J.P. Morgan Securities LLC; and Deutsche Bank Securities Inc.

James Mead, Chief Financial Officer for SL Green, commented “The new credit facility was strongly oversubscribed by a collection of some of the world’s most liquid and highest quality financial institutions.  We are pleased with this demonstration of sponsorship and with an execution that resulted in efficient investment grade pricing, terms and conditions.”

He continued, “We will now move forward to pursue future growth opportunities with a credit facility that is greatly simplified, and that increases our flexibility to fund our growth while enhancing our appeal to corporate unsecured bond markets.”

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2011, SL Green owned interests in 58 Manhattan properties totaling more than 35.3 million square feet. This included ownership interests in 25.8 million square feet of commercial properties and debt and preferred equity investments secured by 9.5 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests and debt and preferred equity interests in 32 suburban assets totaling 7.3 million square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 465,000 square feet.

Forward-looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the strength of the commercial office real estate markets in the New York metro area, reduced demand for office space, unanticipated increases in financing and other costs, competitive market conditions, unanticipated administrative costs, divergent interests from or the financial condition of our joint venture partners, timing of leasing income, general and local economic conditions, interest rates, capital market conditions, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, environmental, regulatory and/or safety requirements, and other factors, all of which are beyond the Company’s control.  Additional information or factors that could affect the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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